Exhibit 10.1

DATE: April 1, 2024

GARDEN STAGE LIMITED

(the “Company”)

and

CHAN SZE HO

(the “Executive”)

SECOND SUPPLEMENTAL EMPLOYMENT AGREEMENT

SUPPLEMENTAL EMPLOYMENT AGREEMENT

This SECOND SUPPLEMENTAL EMPLOYMENT AGREEMENT (the “Second Supplemental Agreement”), is entered into as of April 1, 2024 by and between Garden Stage Limited, an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”), and Sze Ho Chan, an individual (the “Executive”).

RECITALS:

(A)	The Company and the Executive entered into an employment agreement dated November 21, 2022 and a supplemental employment agreement dated April 24, 2023 (collectively, the “Agreements”).

(B)	The Company and the Executive have agreed that the Agreements be varied in the manner contained herein.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.	INTERPRETATION

1.1	In this Second Supplemental Agreement and unless the context otherwise requires, terms used and defined in the Agreement shall have the same meanings when used herein.

1.2	Reference to a Recital, Clause, sub-Clause or Schedule, unless the context otherwise requires, shall be construed as the respective Recital, Clause, sub-Clause or Schedule of the Agreements.

2.	AMENDMENTS TO THE AGREEMENT

With effect from the date of this Second Supplemental Agreement, the terms of the Agreements shall be deemed to be amended as follows:

2.1	The existing Schedule A of the Agreement shall be amended and restated in its entirety to read as follows:

Schedule A

1.	Option

1.1	The Executive has been granted an option to purchase 4% of the new ordinary shares in the share capital of the Company (the “Option”) at the price of US$2 per share (the “Exercise Price”).

1.2	The Option will vest over a period of three (3) years from the date of listing of the Company (the “Listing Date”) on the Nasdaq Stock Market (the “Option Period”), with 1/3 vesting on each anniversary of the Listing Date, provided that the Executive remains continuously employed by the Company or any of its affiliates.

1.3	During the Option Period, the Executive has the right to exercise in part or in whole of the Option.

1.4	When exercising the Option, the Executive shall issue a written notice to the Company defining the number of new shares to be subscribed and the total consideration for the subscription based on the Exercise Price. Within five (5) business days of the issue of such notice, the Executive shall deposit into the bank account designated by the Company the total consideration for the subscription. The Company shall issue to the Executive the share certificate for the new shares subscribed and a certified true copy of the updated register of members of the Company showing the effect of this subscription.

1.5	The Option will expire on the earlier date of (i) the fourth (4th) anniversary of the Listing Date, or (ii) the date in the event of the Executive’s termination of employment, death, disability, or change of control of the Company.

1.6	The Executive shall have no rights as a shareholder of the Company until he/she exercises the Option and receive the underlying shares.

1.7	The Option and the shares issuable upon exercise are subject to applicable securities laws and regulations, and may not be transferred, assigned, pledged, or otherwise disposed of, except as permitted by the board of the Company.

1.8	The Executive acknowledges and agrees that:

(a)	the Option is a discretionary and conditional award, and the Company may amend, suspend or terminate the Option at any time;

(b)	the grant and vesting of the Option are subject to the his/her satisfactory performance and compliance with the Company’s policies and procedures; and

(c)	the Option does not constitute an express or implied promise of continued employment or any other contractual right.

1.9	The Executive agrees to execute and deliver any other documents that may be required by the Company to effectuate the grant and exercise of the Option.”

2.	Engagement

2.1	The Company wishes to retain the Executive in the position of Interim Chief Financial Officer (“CFO”) until such suitable candidate to fill the position of full-time CFO is found (“Interim CFO Term”), and the Executive agrees to his appointment.

2.2	During the Interim CFO Term, the Company shall pay the Executive a monthly salary of HK$60,000 effected from April 1, 2024.

2.3	The Executive shall be entitled to the compensation and benefits as described in the employment agreement dated November 21, 2022, subject to terms of the Executive Compensation Recovery Policy, a copy of which is attached hereto as Exhibit A.

3	GENERAL

3.1	Subject only to the variations herein contained and such other alterations (if any) as may be necessary to make the Agreements consistent with the Second Supplemental Agreement, the Agreements shall remain in full force and effect and shall be read and construed and be enforceable as if the terms of the Second Supplemental Agreement were inserted therein by way of addition or substitution, as the case may be.

4.	COUNTERPARTS

4.1	The Second Supplemental Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of parties hereto may execute the Second Supplemental Agreement by signing any such counterparts.

5.	GOVERNING LAW

5.1	The Second Supplemental Agreement shall be governed and construed in accordance with the laws of Hong Kong.

6.	RIGHTS OF THIRD PARTIES

6.1	A person who is not a party to the Second Supplemental Agreement shall not be entitled to enforce any of its terms under the Contract (Rights of Third Parties) Ordinance (Chapter 623 of the Laws of Hong Kong). Under no circumstances shall any consent be required from any third party for the termination, rescission, amendment or variation of this Supplemental Agreement.

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IN WITNESS WHEREOF, the Second Supplemental Agreement has been executed on the day and year first above written.

The Company

For and on behalf of
Garden Stage Limited

Signature:	/s/ Sze Ho Chan
Name:	Sze Ho Chan
Title:	Chief Executive Officer

The Executive

Signature:	/s/ Sze Ho Chan
Name:	Sze Ho Chan

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